Rule 424(b)(3)
                                                                  No. 33-78790

                      CNL AMERICAN PROPERTIES FUND, INC.

      This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 26, 1996 and the Prospectus Supplement dated October 18, 1996. This Supplement replaces the Supplements dated October 23, 1996, November 12, 1996, November 26, 1996, December 10, 1996 and December 20, 1996. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

      Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of January 8, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after January 8, 1997, will be reported in a subsequent Supplement.

                                 THE OFFERING

      As of January 8, 1997, the Company had received aggregate subscription proceeds of $140,906,401 (14,090,640 Shares) from 7,294 stockholders, including $591,732 (59,173 Shares) issued pursuant to the Reinvestment Plan. As of January 8, 1997, net proceeds to the Company from its offering of shares after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Organizational and Offering Expenses totalled $125,079,586. As of January 8, 1997, the Company had invested or committed for investment approximately $97,400,000 of such net proceeds in 96 Properties (including one Property through a joint venture arrangement which consists of land and building, seven Properties which consist of building only, 35 Properties which consist of land only and 53 Properties which consist of land and building), in providing mortgage financing to the tenants of the 35 Properties consisting of land only and to pay Acquisition Fees and Acquisition Expenses, leaving approximately $27,700,000 in offering proceeds available for investment in Properties and Mortgage Loans. As of January 8, 1997, the Company had incurred $6,340,788 in Acquisition Fees to the Advisor.

                              SUBSEQUENT OFFERING

      On November 1, 1996, the Company filed a registration statement with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 27,500,000 shares of common stock in a public offering (the "Subsequent Offering") expected to commence immediately following the termination of this offering. Of the 27,500,000 shares of common stock to be offered, 2,500,000 will be available only to stockholders purchasing through the Reinvestment Plan. Until such time, if any, as the stockholders approve an increase in the number of authorized shares of Common Stock of the Company, the subsequent offering will be limited to 4,800,000 shares. The Board of Directors expects to submit, for a vote of the stockholders at a meeting expected to be held in April of 1997, a resolution to increase the number of authorized shares of Common Stock of the Company from 20,000,000 to 75,000,000. The price per share and the other terms of the Subsequent Offering, including the percentage of gross proceeds payable to the Managing Dealer for selling commissions and expenses in connection with the offering, payable to the Advisor for Acquisition Fees and Acquisition Expenses and reimbursable to the Advisor for Organizational and Offering Expenses, will be the same as those for this offering. Net proceeds from the Subsequent Offering will be invested in additional Properties and Mortgage Loans. Management believes that the increase in the amount of assets of the Company that will result from the Subsequent Offering will also increase the diversification of the Company's assets and the likelihood of Listing, although there is no assurance that Listing will occur.

                             REDEMPTION OF SHARES

      The Company will not redeem any Shares during any period in which the Company is making a public offering.

January 14, 1997                               Prospectus Dated April 26, 1996



                                   BUSINESS

PROPERTY ACQUISITIONS

      Between October 4, 1996 and January 8, 1997, the Company acquired 13 Properties, including one Property consisting of building only, two Properties consisting of land only and ten Properties consisting of land and building. The Properties are a Wendy's Property (in San Diego, California), four Golden Corral Properties (one in each of Lufkin, Texas, Columbia, Tennessee, Moberly, Missouri, and Eastlake, Ohio), a Burger King Property (in Chattanooga, Tennessee), two Pizza Hut Properties (one in each of Toledo and Bowling Green,
Ohio), two Boston Market Properties (one in each of St. Joseph, Missouri, and Atlanta, Georgia) and three Jack in the Box Properties (one in each of Dallas, Texas, Los Angeles, California, and Las Vegas, Nevada). For information regarding the 83 Properties acquired by the Company prior to October 4, 1996, see the Prospectus dated April 26, 1996, and the Prospectus Supplement dated October 18, 1996.

      The Boston Market Property in St. Joseph, Missouri, was acquired from an Affiliate of the Company. The Affiliate had purchased and temporarily held title to the Property in order to facilitate the acquisition of the Property by the Company. The Property was acquired by the Company for a purchase price of $249,688, representing the cost of the Property to the Affiliate (including carrying costs) due to the fact that this amount was less than the Property's appraised value.

      In connection with the purchase of the Wendy's Property in San Diego, California, which is building only, the Company, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business - Description of Property Leases." In connection with the purchase of this Property, which is to be constructed, the Company has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation." In connection with this acquisition, the Company has also entered into a tri-party agreement with the lessee and the landlord of the land. The tri-party agreement provides that the ground lessee is responsible for all obligations under the ground lease and provides certain rights to the Company relating to the maintenance of its interest in the building in the event of a default by the lessee under the terms of the ground lease.

      In connection with the purchase of the four Golden Corral Properties, the Burger King Property, the two Boston Market Properties and the three Jack in the Box Properties, the Company, as lessor entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

      The purchase prices for the Burger King Property in Chattanooga, Tennessee, and the Golden Corral Property in Columbia, Tennessee, include Development/Construction Management Fees of $100,000 and $37,850, respectively, to an Affiliate of the Advisor for services provided in connection with the development of the Properties. The Company considers these Development/Construction Management Fees to be Acquisition Fees. Development/Construction Management Fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See the sections of the Prospectus entitled "Management Compensation" and "Business - Site Selection and Acquisition of Properties."

      In connection with the Two Pizza Hut Properties, which are land only, the Company acquired the land and is leasing these two parcels to the lessee, Castle Hill Holdings VII, L.L.C. ("Castle Hill"), pursuant to a master lease agreement (the "Master Lease Agreement"). Castle Hill has subleased the Two Pizza Hut Properties to one of its affiliates, Midland Food Services II, L.L.C., which is the operator of the restaurants. The general terms of the Master Lease Agreement are similar to those described in the section of the Prospectus entitled "Business - Description of Property Leases." If the lessee does not exercise its option to purchase the Properties upon termination of the Master Lease Agreement, the sublessee and lessee will surrender possession of the Properties to the Company, together with any improvements on such Properties. The lessee owns the buildings located on the Two Pizza Hut Properties. In connection with the acquisition of the Two Pizza Hut Properties, the Company provided mortgage financing of $484,000 to the lessee pursuant to a Mortgage Loan evidenced by a master mortgage note (the "Master Mortgage Note") which is collateralized by the building improvements on the Two Pizza Hut Properties. The Master Mortgage Note bears interest at a rate of 10.75% per annum and principal and interest are due in equal monthly installments over 20 years starting February 1, 1997. The Master Mortgage Note equals approximately 76 percent of the appraised value of the related buildings. Management believes that, due to the fact that the Company owns the underlying land relating to the Two Pizza Hut Properties and due to other underwriting criteria, the Company has sufficient collateral for the Master Mortgage Note.

      As of January 8, 1997, the Company had initial commitments to acquire 14 properties, consisting of land and building. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 14 of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business - Description of Property Leases," except as described below.

      Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.



                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------
Burger King             20 years; two five-year    11% of Total Cost (1)     for each lease year,    None
Chattanooga, TN (#2)    renewal options                                      (i) 8.5% of annual
Restaurant to be                                                             gross sales minus
renovated                                                                    (ii) the minimum
                                                                             annual rent for such
                                                                             lease year

Golden Corral           15 years; four five-year   10.75% of Total Cost      for each lease year,    during the first
Winchester, KY          renewal options            (1)                       5% of the amount by     through seventh
Restaurant to be                                                             which annual gross      lease years and the
constructed                                                                  sales exceed a to be    tenth through
                                                                             determined breakpoint   fifteenth lease
                                                                                                     years only

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Hollister, CA           renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Houston, TX             renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.75% of Total Cost      for each lease year,    at any time after
Humble, TX              renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year
constructed                                        year and by 10% after     (ii) the minimum
                                                   every five years          annual rent for such
                                                   thereafter during the     lease year
                                                   lease term

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Kent, WA                renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Kingsburg, CA           renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Lewiston, ID            renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Moscow, ID              renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Murietta, CA            renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Oxnard, CA              renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Palmdale, CA            renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Shoney's                20 years; two five-year    11.75% of Total Cost      for each lease year,    at any time after
Fort Myers, FL          renewal options            (1); increases by 10%     (i) 6% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Shoney's                20 years; two five-year    11% of Total Cost (1);    for each lease year,    at any time after
Indian Harbor, FL       renewal options            increases by 10% after    6% of the amount by     the seventh lease
Restaurant to be                                   the fifth lease year      which annual gross      year
renovated                                          and after every five      sales exceed
                                                   years thereafter          $1,500,000 but are
                                                   during the lease term     less than $1,750,000,
                                                                             plus 4% of the amount
                                                                             by which annual gross
                                                                             sales exceed
                                                                             $1,750,000




FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.



      The following table sets forth the location of the 13 Properties, including one Property consisting of building only, two Properties consisting of land only and ten Properties consisting of land and building, acquired by the Company, from October 4, 1996 through January 8, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of the Property.


                                            PROPERTY ACQUISITIONS
                                From October 4, 1996 through January 8, 1997


                                                     Lease Expira-
Property Location and       Purchase        Date        tion and            Minimum                              Option
Competition                 Price (1)    Acquired  Renewal Options      Annual Rent (2)     Percentage Rent   To Purchase
---------------------     ------------   --------  ---------------      ---------------     ---------------   -----------
WENDY'S                   (3)            10/16/96  10/2011; three   13.39% of Total Cost    for each lease    upon the
(the "San Diego                          (3)       five-year        (4); increases by 8%    year, (i) 6% of   expiration
Property")                                         renewal options  after the fifth lease   annual gross      of the
Restaurant to be                                                    year and after every    sales times the   initial term
constructed                                                         five years thereafter   Building          of the lease
                                                                    during the lease term   Overage           and during
The San Diego Property                                                                      Multiplier (5)    any renewal
is located at the                                                                           minus (ii) the    period
northeast corner of Gill                                                                    minimum annual    thereafter
Village Way and Rio San                                                                     rent for such
Diego Drive, in San                                                                         lease year
Diego, San Diego County,
California, in an area
of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the San Diego Property
include a Burger King, a
Jack in the Box, and a
McDonald's.

GOLDEN CORRAL (11)        $1,060,031     11/19/96  10/2011; four    10.75% of Total Cost    for each lease    during the
(the "Lufkin Property")   (excluding               five-year        (4)                     year, 5% of the   fist through
Restaurant to be          closing and              renewal options                          amount by which   seventh
constructed               development                                                       annual gross      lease years
                          costs) (3)                                                        sales exceed      and the
The Lufkin Property is                                                                      $2,543,062        tenth
located on the east side                                                                                      through
of South First Street                                                                                         fifteenth
and the west side of                                                                                          lease years
Brentwood Drive, in                                                                                           only
Lufkin, Angelica County,
Texas, in an area of
mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Lufkin Property
include a Burger King, a
Whataburger, an Arby's,
a Long John Silver's, a
Sonic Drive-In, a
McDonald's, and several
local restaurants.

GOLDEN CORRAL             $1,306,876     12/03/96  12/2016; two     $147,024; increases by  for each lease    at any time
(the "Columbia            (excluding               five-year        12% after the fifth     year, (i) 6% of   after the
Property")                closing                  renewal options  lease year and after    annual gross      seventh
Existing Restaurant       costs)                                    every five years        sales minus       lease year
                                                                    thereafter during the   (ii) the
The Columbia Property is                                            lease term              minimum annual
located on the southeast                                                                    rent for such
corner of South James                                                                       lease year
Campbell Boulevard and
Hillary Drive, in
Columbia, Maury County,
Tennessee, in an area of
mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Columbia Property
include an Applebee's, a
Checkers, a Krystal's, a
Ponderosa, a Ruby
Tuesday, a Sonic, a
Subway Sandwich Shop, a
Shoney's, an Arby's, a
Burger King, a Waffle
House, a New Orleans
Famous Fried Chicken,
and a Western Sizzling.

BURGER KING               $613,608       12/05/96  12/2016; two     11% of Total Cost (4)   for each lease    None
(the "Chattanooga         (excluding               five-year                                year, (i) 8.5%
Property")                closing and              renewal options                          of annual gross
Restaurant to be          development                                                       sales minus
constructed               costs) (3)                                                        (ii) the
                                                                                            minimum annual
The Chattanooga Property                                                                    rent for such
is located on the                                                                           lease year
southwest corner of
Amnicola Highway and
Riverport Road, in
Chattanooga, Hamilton
County, Tennessee, in an
area of mixed commercial
and manufacturing
development.  Other
fast-food and family-
style restaurants
located in proximity to
the Chattanooga Property
include a Bo Jangles.

TWO PIZZA HUT PROPERTIES  $316,000       12/05/96  12/2016; two     $34,760; increases by   None              at any time
- Land                    (excluding               ten-year         10% after the fifth                       after the
only - (6)(7) located in  closing                  renewal options  and tenth lease years                     seventh
Toledo, Ohio (the         costs)                                    and 12% after the                         lease year
"Toledo Property") and                                              fifteenth lease year
Bowling Green, Ohio (the
"Bowling Green
Property")

The Toledo Property is
located on the northwest
corner of the
intersection of Broadway
Avenue and South Avenue,
in Toledo, Lucas County,
Ohio, in an area of
mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Toledo Property
include a Taco Bell, a
McDonald's, a Rally's, a
Subway Sandwich Shop,
and a local restaurant.

The Bowling Green
Property is located on
the southeast corner of
the intersection of East
Wooster Avenue and
Mercer Road, in Bowling
Green, Wood County,
Ohio, in an area of
mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Bowling Green
Property include a Big
Boy, a McDonald's, a
Wendy's, a Taco Bell, a
Chi Chi's, a Burger
King, and a Little
Caesar's.

GOLDEN CORRAL             $1,654,144     12/16/96  12/2016; two     $186,091; increases by  for each lease    at any time
(the "Eastlake            (excluding               five-year        10% after the fifth     year, (i) 5% of   after the
Property")                closing                  renewal options  lease year and after    annual gross      seventh
Existing restaurant       costs)                                    every five years        sales minus       lease year
                                                                    thereafter during the   (ii) the
The Eastlake Property is                                            lease term              minimum annual
located within the                                                                          rent for such
southwest quadrant of                                                                       lease year
the intersection formed
by Vine Street and 337th
Street, in Eastlake,
Lake County, Ohio, in an
area of mixed retail and
commercial development.
Other fast-food and
family-style restaurants
located in proximity to
the Eastlake Property
include a Wendy's, a
Little Caesar's, a
Subway Sandwich Shop,
and several local
restaurants.

GOLDEN CORRAL (11)        $363,400       12/17/96  12/2011; four    10.75% of Total Cost    for each lease    during the
(the "Moberly Property")  (excluding               five-year        (4)                     year, 5% of the   first
Restaurant to be          closing and              renewal options                          amount by which   through
constructed               development                                                       annual gross      seventh
                          costs) (3)                                                        sales exceed      lease years
The Moberly Property is                                                                     $2,199,271 (8)    and the
located on the northwest                                                                                      tenth
corner of U.S. Highway                                                                                        through
24 East and Silva Lane,                                                                                       fifteenth
in Moberly, Randolph                                                                                          lease years
County, Missouri, in an                                                                                       only
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Moberly Property
include a Pizza Hut, a
Hardee's, a Burger King,
a Taco Bell, a Long John
Silver's, a McDonald's,
a KFC, and several local
restaurants.

BOSTON MARKET             $252,130       12/17/96  6/2011; five     $82,437; increases by   for each lease    at any time
(the "St. Joseph          (excluding               five-year        10% after the fifth     year after the    after the
Property")                closing                  renewal options  lease year and after    fifth lease       fifth lease
Existing restaurant       costs) (9)                                every five years        year, (i) 5% of   year
                                                                    thereafter during the   annual gross
The St. Joseph Property                                             lease term              sales minus
is located in the                                                                           (ii) the
Venture/Cub Foods                                                                           minimum annual
shopping center on the                                                                      rent for such
east side of North Belt                                                                     lease year
Highway, in St. Joseph,
Buchanan County,
Missouri, in an area of
mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the St. Joseph Property
include a KFC, two
McDonald's, two Taco
Bell's, a Long John
Silver's, a Hardee's, an
Arby's, a Black-eyed
Pea, two Burger King's,
a Church's Fried
Chicken, two Pizza
Hut's, a Ryan's Family
Steak House, a Sonic,
and a Wendy's.

BOSTON MARKET             $550,540       12/17/96  12/2011; five    10.38% of Total Cost    for each lease    at any time
(the "Atlanta Property")  (excluding               five-year        (4); increases by 10%   year after the    after the
Restaurant to be          closing and              renewal options  after the fifth lease   fifth lease       fifth lease
constructed               development                               year and after every    year, (i) 5% of   year
                          costs) (3)                                five years thereafter   annual gross
The Atlanta Property is                                             during the lease term   sales minus
located on the south                                                                        (ii) the
side of Briarcliff Road                                                                     minimum annual
at the junction with                                                                        rent for such
North Druid Hills Road,                                                                     lease year
in Atlanta, Dekalb
County, Georgia, in an
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Atlanta Property
include an Arby's, a
Burger King, a Chick-
Fil-A, a Grady's, a
McDonald's, a Taco Bell,
and several local
restaurants.

JACK IN THE BOX (12)      $831,459       12/17/96  12/2014; four    $85,225 (10);           for each lease    None
(the "Dallas Property")   (excluding               five-year        increases by 8% after   year, (i) 5% of
Restaurant to be          closing                  renewal options  the fifth lease year    annual gross
constructed               costs)                                    and after every five    sales minus
                          (3)(10)                                   years thereafter        (ii) the
The Dallas Property is                                              during the lease term   minimum annual
located within the                                                                          rent for such
southwest portion of the                                                                    lease year (8)
intersection formed by
Interstate Highway 20
and Wheatland Road, in
Dallas, Dallas County,
Texas, in an area of
mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Dallas Property
include an Arby's, a
Wendy's, and a Sonic.

JACK IN THE BOX (12)      $1,397,771     01/07/97  01/2015; four    $143,272 (10);          for each lease    None
(the "Los Angeles         (excluding               five-year        increases by 8% after   year, (i) 5% of
Property")                closing                  renewal options  the fifth lease year    annual gross
Restaurant to be          costs)                                    and after every five    sales minus
constructed               (3)(10)                                   years thereafter        (ii) the
                                                                    during the lease term   minimum annual
The Los Angeles Property                                                                    rent for such
is located at the                                                                           lease year (8)
northwest corner of the
intersection of Wilshire
Boulevard and Sycamore
Avenue, in Los Angeles,
Los Angeles County,
California, in an area
of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Los Angeles Property
include several
McDonald's, a KFC,
several Burger Kings, a
Numero Uno Pizza, a
Subway Sandwich Shop, an
El Pollo Loco, a
Denny's, a Pizza Hut, a
Taco Bell, and several
local restaurants.

JACK IN THE BOX (12)      $1,248,333     01/07/97  01/2015; four    $127,954; increases by  for each lease    None
(the "Las Vegas           (excluding               five-year        8% after the fifth      year, (i) 5% of
Property")                closing                  renewal options  lease year and after    annual gross
Restaurant to be          costs)                                    every five years        sales minus
constructed               (3)(10)                                   thereafter during the   (ii) the
                                                                    lease term              minimum annual
The Las Vegas Property                                                                      rent for such
is located at the                                                                           lease year (8)
northeast corner of the
intersection of Sunset
Road and Pecos Road, in
Las Vegas, Clark County,
Nevada, in an area of
mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Las Vegas Property
include an Arby's, a
Burger King, a KFC, two
Del Tacos, a McDonald's,
a Subway Sandwich Shop,
an Olive Garden, an
Outback Steakhouse, two
Taco Bells, a Wendy's, a
Dairy Queen, and several
local restaurants.



FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:



      Property                   Federal Tax Basis    Property                Federal Tax Basis
      --------                   -----------------    --------                -----------------
      San Diego Property         $  641,000           St. Joseph Property     $  594,000
      Lufkin Property               977,000           Atlanta Property           683,000
      Columbia Property             880,000           Dallas Property            507,000
      Chattanooga Property          706,000           Los Angeles Property       567,000
      Eastlake Property           1,250,000           Las Vegas Property         592,000
      Moberly Property              863,000



(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the San Diego Property, minimum annual rent will become due and payable on the earlier of (i) the date the certificate of occupancy for the restaurant is issued, (ii) the date the restaurant opens for business to the public, (iii) 120 days after execution of the lease or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Lufkin and Moberly Properties, minimum annual rent will become due and payable on the earlier of (i) the date the certificate of occupancy for the restaurant is issued, (ii) the date the restaurant opens for business to the public or (iii) 180 days after execution of the lease. For the Chattanooga Property, minimum annual rent will become due and payable on the possession date, which is April 4, 1997 (the "Possession Date"). For the St. Joseph and Atlanta Properties, minimum annual rent will become due and payable on the date the tenant receives from the landlord its final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the San Diego, Lufkin, Moberly, St. Joseph and Atlanta Properties, as described above, the tenant shall pay monthly "interim rent" equal to a specified rate per annum (ranging from 10% to 10.75%) of the amount funded by the Company in connection with the purchase and construction of the Properties.

(3) The Company accepted an assignment of an interest in the ground lease relating to the San Diego Property effective October 16, 1996, in consideration of its funding of certain preliminary development costs and its agreement to fund remaining development costs not in excess of the amount specified below. The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amount set forth below:
                                                         Estimated Final
      Property                Estimated Maximum Cost     Completion Date
      --------                ----------------------     ---------------
      San Diego Property        $  638,966               February 13, 1997
      Lufkin Property            1,454,545               May 18, 1997
      Chattanooga Property       1,181,818               April 4, 1997
      Moberly Property           1,294,011               June 15, 1997
      Atlanta Property           1,216,003               June 15, 1997
      Dallas Property                 (10)               June 15, 1997
      Los Angeles Property            (10)               July 6, 1997
      Las Vegas Property              (10)               July 6, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5)   The "Building Overage Multiplier" is calculated as follows:

            Building Overage Multiplier = (purchase price of the building)/(purchase price of the building + $685,714)

(6) The lease relating to this Property is a land lease only. The Company entered into a Mortgage Loan evidenced by a Master Mortgage Note for $484,000 collateralized by building improvements. The Master Mortgage Note bears interest at a rate of 10.75% per annum and principal and interest will be collected in equal monthly installments over 20 years beginning in February 1997.

(7) The Company entered into a Master Lease Agreement for the Toledo and Bowling Green Properties.

(8) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(9) The Company has committed to pay $793,326, including development costs. Of the total committed, $252,130 was paid at closing.

(10) The Company paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(11) The lessee of the Lufkin and Moberly Properties is the same unaffiliated lessee.

(12) The lessee of the Dallas, Los Angeles and Las Vegas Properties is the same unaffiliated lessee.





BORROWING AND SECURED EQUIPMENT LEASE

      Between October 4, 1996 and January 8, 1997, the Company obtained four advances totalling $1,249,324 under its $15,000,000 Loan. The proceeds of the advances were used to acquire Equipment for four restaurant properties in Hopkinsville, Kentucky (the "Hopkinsville Secured Equipment Lease"), Columbia, Tennessee (the "Columbia Secured Equipment Lease"), Spring Hill, Florida (the "Spring Hill Secured Equipment Lease") and Montclair, California (the "Montclair Secured Equipment Lease"), at a cost of $1,249,324, including Secured Equipment Lease Servicing Fees of $23,778 to the Advisor. The Hopkinsville Secured Equipment Lease and the Spring Hill Secured Equipment Lease are considered to be interest only loans for the first two months and upon obtaining an additional advance prior to February 1997 will become fully amortizing term loans repayable over six years. The Columbia Secured Equipment Lease and the Montclair Secured Equipment Lease are fully amortizing term loans repayable over six years. The advances bear interest at a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan).

      The following table sets forth a summary of the principal terms of the acquisition and lease of the Equipment.



                                           SECURED EQUIPMENT LEASE
                                From October 4, 1996 through January 8, 1997


                                                                                                   Option
Description              Purchase Price (1)   Date Acquired   Lease Expiration  Annual Rent (2)  To Purchase
-----------              ------------------   -------------   ----------------  ---------------  -----------
EQUIPMENT FOR GOLDEN     $150,000                  (3)               (4)              (4)            (5)
CORRAL RESTAURANT IN     (excluding closing
HOPKINSVILLE, KENTUCKY   costs and Secured
(The "Hopkinsville       Equipment Lease
Secured Equipment        Servicing Fee)
Lease")

EQUIPMENT FOR GOLDEN     $466,573                12/04/96          12/2003           $7,901          (5)
CORRAL RESTAURANT IN     (excluding closing
COLUMBIA,                costs and Secured
TENNESSEE                Equipment Lease
(The "Columbia Secured   Servicing Fee)
Equipment Lease")

EQUIPMENT FOR RYAN'S     $150,000                  (6)               (7)              (7)            (5)
FAMILY STEAK HOUSE IN    (excluding closing
SPRING HILL, FLORIDA     costs and Secured
(The "Spring Hill        Equipment Lease
Secured Equipment        Servicing Fee)
Lease")

EQUIPMENT FOR            $454,693                12/31/96          12/2003           $7,954          (5)
APPLEBEE'S RESTAURANT    (excluding closing
IN MONTCLAIR,            costs and Secured
CALIFORNIA               Equipment Lease
(The "Montclair Secured  Servicing Fee)
Equipment Lease")



FOOTNOTES:

(1) The Secured Equipment Lease is expected to be treated as a loan secured by personal property for federal income tax purposes.

(2) Rental payments due under the Secured Equipment Lease are payable monthly, commencing on the effective date of the lease.

(3) On November 20, 1996, the Company obtained an advance of $153,676 for partial funding of the Equipment for a restaurant property in Hopkinsville, Kentucky. The Company anticipates obtaining another advance of $261,916 to fund the balance of the acquisition price of the Equipment within three months of obtaining the initial advance of $153,676 described above.

(4) The temporary Secured Equipment Lease entered into on November 20, 1996, has a term of three months and requires the payment of monthly rent of $1,281. Upon funding the balance of the Equipment purchase price, which is expected to occur in the third month following the initial Equipment funding, the Company will enter into a final Secured Equipment Lease. The final Secured Equipment Lease is expected to have a term of approximately seven years and provide for the payment of rent (payable monthly) in an amount equal to the total purchase price of the Equipment plus interest at a rate of ten percent per annum.

(5) Lessee may purchase the Equipment prior to the expiration of the final Secured Equipment Lease, at the then present value of the remaining rental payments, discounted at a rate of ten percent per annum.

(6) On December 12, 1996, the Company obtained an advance of $155,234 for partial funding of the Equipment for a restaurant property in Spring Hill, Florida. The Company anticipates obtaining another advance of approximately $250,000 to fund the balance of the acquisition price of the Equipment within three months of obtaining the initial advance of $155,234 described above.

(7) The temporary Secured Equipment Lease entered into on December 12, 1996, has a term of three months and requires the payment of monthly rent of $2,648. Upon funding the balance of the Equipment purchase price, which is expected to occur in the third month following the initial Equipment funding, the Company will enter into a final Secured Equipment Lease. The final Secured Equipment Lease is expected to have a term of approximately seven years and provide for the payment of rent (payable monthly) in an amount equal to the total purchase price of the Equipment plus interest at a rate of 10.875% per annum.



                   PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
                                     CNL AMERICAN PROPERTIES FUND, INC.
                  GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM OCTOBER 4, 1996
                                           THROUGH JANUARY 8, 1997
                                      FOR A 12-MONTH PERIOD (UNAUDITED)


      The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company from October 4, 1996 through January 8, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property.  The schedule should be read in light of the accompanying footnotes.

      These estimates do not purport to present actual or expected operations of the Company for any period in the future.  These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.  No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.


                                           Wendy's        Golden Corral   Golden Corral     Burger King
                                      San Diego, CA (7) Lufkin, TX (7)(8) Columbia, TN  Chattanooga, TN (7)
                                      ----------------- ----------------- ------------- -------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                             $   82,267        $  148,984     $  147,024       $  127,536
Interest Income (2)                               -                 -              -                -
                                          ----------        ----------     ----------       ----------
    Total Revenues                            82,267           148,984        147,024          127,536
                                          ----------        ----------     ----------       ----------

Asset Management Fees (3)                     (3,649)           (8,191)        (7,765)          (6,933)
Mortgage Management Fee (4)                       -                 -              -                -
General and Administrative
  Expenses (5)                                (5,101)           (9,237)        (9,115)          (7,907)
                                          ----------        ----------     ----------       ----------
    Total Operating Expenses                  (8,750)          (17,428)       (16,880)         (14,840)
                                          ----------        ----------     ----------       ----------

Estimated Cash Available from
  Operations                                  73,517           131,556        130,144          112,696

Depreciation and Amortization
  Expense (6)                                (16,430)          (25,044)       (22,551)         (18,107)
                                          ----------        ----------     ----------       ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                $   57,087        $  106,512     $  107,593       $   94,589
                                          ==========        ==========     ==========       ==========


                                                See Footnotes





                                     Two Pizza Hut   Golden Corral    Golden Corral     Boston Market
                                      Properties     Eastlake, OH   Moberly, MO (7)(8)  St. Joseph, MO
                                     -------------   -------------  ------------------  --------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                         $   34,760     $  186,091        $  128,356       $   82,437
Interest Income (2)                       51,678             -                 -                -
                                      ----------     ----------        ----------       ----------
    Total Revenues                        86,438        186,091           128,356           82,437
                                      ----------     ----------        ----------       ----------

Asset Management Fees (3)                 (1,896)        (9,823)           (7,033)          (4,718)
Mortgage Management Fee (4)               (2,904)            -                 -                -
General and Administrative
  Expenses (5)                            (5,359)       (11,538)           (7,958)          (5,111)
                                      ----------     ----------        ----------       ----------
    Total Operating Expenses             (10,159)       (21,361)          (14,991)          (9,829)
                                      ----------     ----------        ----------       ----------

Estimated Cash Available from
  Operations                              76,279        164,730           113,365           72,608

Depreciation and Amortization
  Expense (6)                             (1,307)       (32,063)          (22,117)         (15,246)
                                      ----------     ----------        ----------       ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company            $   74,972     $  132,667        $   91,248       $   57,362
                                      ==========     ==========        ==========       ==========

                                                See Footnotes





                               Boston Market   Jack in the Box      Jack in the Box      Jack in the Box
                              Atlanta, GA (7) Dallas, TX (7)(9) Los Angeles, CA (7)(9) Las Vegas, NV (7)(9)
                              --------------- ----------------- ---------------------- --------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                    $  121,366       $   85,225           $  143,272          $  127,954
Interest Income (2)                      -                -                    -                   -
                                 ----------       ----------           ----------          ----------
    Total Revenues                  121,366           85,225              143,272             127,954
                                 ----------       ----------           ----------          ----------

Asset Management Fees (3)            (6,954)          (4,983)              (8,381)             (7,484)
Mortgage Management Fee (4)              -                -                    -                   -
General and Administrative
  Expenses (5)                       (7,525)          (5,284)              (8,883)             (7,933)
                                 ----------       ----------           ----------          ----------
    Total Operating Expenses        (14,479)         (10,267)             (17,264)            (15,417)
                                 ----------       ----------           ----------          ----------

Estimated Cash Available from
  Operations                        106,887           74,958              126,008             112,537

Depreciation and Amortization
  Expense (6)                       (17,504)         (13,004)             (14,548)            (15,187)
                                 ----------       ----------           ----------          ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company       $   89,383       $   61,954           $  111,460          $   97,350
                                 ==========       ==========           ==========          ==========


                                                See Footnotes





                                            Total
                                          ----------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                             $1,415,272
Interest Income (2)
    Total Revenues                            51,678
                                          ----------
                                           1,466,950
                                          ----------

Asset Management Fees (3)                    (77,810)
Mortgage Management Fee (4)                   (2,904)
General and Administrative
  Expenses (5)                               (90,951)
                                          ----------
    Total Operating Expenses                (171,665)
                                          ----------

Estimated Cash Available from
  Operations                               1,295,285

Depreciation and Amortization
  Expense (6)                               (213,108)
                                          ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                $1,082,177
                                          ==========




FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Company entered into a Master Mortgage Note agreement for $484,000, collateralized by building improvements located on the Two Pizza Hut Properties. The Master Mortgage Note bears interest at a rate of 10.75% per annum and principal and interest will be collected in equal monthly installments over 20 years beginning in February 1997. Amount does not include $2,420 of loan commitment fees and $2,420 in loan origination fees collected by the Company at closing from the borrower.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) For managing the Mortgage Loans, the Advisor will be entitled to receive a monthly mortgage management fee of one-twelfth of .60% of the total principal amount of the Mortgage Loans as of the end of the preceding month. See "Management Compensation."

(5) Estimated at 6.2% of gross rental income and interest income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(6) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 39 years. In connection with the Two Pizza Hut Properties, acquisition fees allocated to the Master Mortgage Note have been amortized on a straight-line basis over the life of the agreement (20 years).

(7) The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the date set forth below:

      Property                      Estimated Final Completion Date
      --------                      -------------------------------
      San Diego Property            February 13, 1997
      Lufkin Property               May 18, 1997
      Chattanooga Property          April 4, 1997
      Moberly Property              June 15, 1997
      Atlanta Property              June 15, 1997
      Dallas Property               June 15, 1997
      Los Angeles Property          July 6, 1997
      Las Vegas Property            July 6, 1997

(8) The lessee of the Lufkin and Moberly Properties is the same unaffiliated lessee.

(9) The lessee of the Dallas, Los Angeles and Las Vegas Properties is the same unaffiliated lessee.